                  EXHIBIT (21.1) SUBSIDIARIES OF THE REGISTRANT

The voting stock of the following subsidiaries is 100% owned by the Registrant:

                                                      State or Sovereign
         Name of Subsidiary                             of Incorporation
         ------------------                            -------------------
        Energy West Resources, Inc. ....................  Montana

        Montana Sun, Inc. ..............................  Montana

        Rocky Mountain Fuels, Inc. .....................  Montana




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